Amendment to Performance Stock Unit Award

This Amendment to Performance Stock Award ("Amendment") is executed effective the 31st day of March, 2009 by Tesco Corporation, an Alberta corporation ("TESCO") and ________, ("Recipient").

WHEREAS, Recipient is the holder of one or more Performance Stock Units ("PSUs") under TESCO's 2005 Amended and Restated Incentive Plan ("Plan"), including without limitation those listed below, and

WHEREAS, the terms of the Plan and the PSU awards held by Recipient may not make clear the intended treatment of the awards upon the occurrence of a "Change of Control," as defined in the Plan;

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

  Affected PSUs. This Amendment shall affect all PSUs held as of this date by Recipient, including without limitation the following:

  Date of Award Number of PSUs

  Accelerated Vesting on Change of Control. Each PSU now held by Recipient shall have all vesting requirements waived automatically upon the occurrence of a Change of Control.

  Determination of Value on Change of Control. In the event a PSU becomes fully vested as a result of a Change of Control, notwithstanding any other provision of the original Instrument of Grant or any other agreement between the parties, the PSU shall be treated as having met the target performance metric to achieve a performance multiple of "1."

  No Other Changes. Subject to the foregoing, the PSUs held by Recipient shall continue to be governed by the Plan and the original Instrument of Grant.

IN WITNESS WHEREOF, the parties have executed this Amendment effective the date first set forth above.

TESCO CORPORATION RECIPIENT

By: ______________________ Signature: ______________________

Name: Julio Quintana Name: [Recipient's Name]

Title: President and Chief Executive Officer